                                                                    EXHIBIT 23.2

         CONSENT OF ARTHUR ANDERSEN LLP, INDEPENDENT PUBLIC ACCOUNTANTS

The registrant was unable to obtain the written consent of Arthur Andersen LLP, to incorporate by reference its report dated March 11, 2002. See Explanatory
Note in the section above captioned "INFORMATION REGARDING FINANCIAL STATEMENTS INCORPORATED BY REFERENCE INTO THIS REGISTRATION STATEMENT."